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                                                                     Exhibit 1.1

# 0052394.04  --


DISCOVER CARD MASTER TRUST I


Credit Card Pass-Through Certificates


__________________________________


Underwriting Agreement


(Standard Terms)

          , 199





DEAN WITTER REYNOLDS INC.





c/o Dean Witter Reynolds Inc.





Two World Trade Center





New York, New York  10048
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Ladies and Gentlemen:
     Greenwood Trust Company ("Greenwood"), as originator of Discover Card Master Trust I (the "Trust"), proposes, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time Credit Card Pass-Through Certificates (the "Certificates") in one or more series (each, a "Series"). The Certificates of each Series will consist of one or more Classes (each, a "Class") of Certificates of such Series. Each Certificate will evidence a fractional, undivided percentage interest or beneficial interest in the Trust. The Certificates will be issued by the Trust pursuant to a Pooling and Servicing Agreement, dated as of October 1, 1993, as amended, and as supplemented by a Series Supplement relating to the specific Series of Certificates issued thereunder (the Pooling and Servicing Agreement, as so supplemented, the "Pooling and Servicing Agreement"), between Greenwood as Master Servicer, Servicer and Seller and First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.
     Each offering of each Class of each Series of Certificates to which this Agreement applies (the "Securities") made pursuant to the Registration Statement (as defined herein) will be made through you or through you and other underwriters for whom you are acting as representatives or through an underwriting syndicate managed by you. Whenever Greenwood determines to make such an offering of Securities to which this Agreement shall apply, Greenwood and one or more Underwriters (as defined herein) will enter into an agreement (the "Terms Agreement") providing for the sale of the Securities to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase the Securities from Greenwood, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the "Underwriters"). Such Terms Agreement shall specify the initial principal amount of the Securities to be issued and their terms not otherwise specified in this Agreement, the price at which such Securities are to be purchased by the Underwriters from Greenwood, the aggregate amount of Securities to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Securities are to be sold will be determined. The Terms Agreement ("Terms Agreement"), which shall be substantially in the form attached hereto, may take the form of an exchange of any standard form of written communication between or among the Underwriters and Greenwood. Each such offering of the Securities for which a Terms Agreement is entered into will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the

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benefit of and be binding upon the Underwriters participating in the offering of such Securities.
     1. Greenwood represents and warrants to, and agrees with you, as of the date hereof, and to each Underwriter named in the Terms Agreement as of the date thereof, that:
          (a)  A registration statement on Form S-3 (Registration Statement No.
33-     ) including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered to you has been filed with the Securities and Exchange Commission (the "Commission") (which may have included one or more preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus and prospectus supplement relating to the sale of the Securities offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Act) are respectively referred to herein as the "Registration Statement," the "Basic Prospectus" and the "Prospectus Supplement" and the Basic Prospectus together with the Prospectus Supplement relating to the Securities is hereinafter referred to as the "Prospectus"; the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof.
          (b) There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and Greenwood is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened.
          (c) As of the date of the Terms Agreement, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the Act, when any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus Supplement is filed with the Commission, and at the Time of Delivery (as defined in Section 4), the Registration Statement and the Prospectus (i) conformed, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Greenwood by an Underwriter through you expressly for use therein.
          (d) Upon payment therefor as provided herein and in the Terms Agreement, the Securities will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued and will conform in all material respects to the description thereof in the Prospectus and will be entitled to the benefits of the Pooling and Servicing Agreement.
          (e) The issue and sale of the Securities and the compliance by Greenwood with all of the provisions of the Securities, the Pooling and Servicing Agreement, this Agreement and the Terms Agreement have been or will have been duly authorized by Greenwood by all necessary corporate action; and will not conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Greenwood or any affiliate thereof, material to Greenwood and its affiliates (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Greenwood, NOVUS Credit Services Inc. ("NOVUS") or Dean Witter, Discover & Co. ("DWDC") is a party or by which Greenwood, NOVUS or DWDC may be bound or to which any of the property or assets of Greenwood, NOVUS or DWDC, material to Greenwood and its affiliates (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or By-Laws of Greenwood or, to the best of Greenwood's knowledge, any statute or any order, rule or regulation applicable to Greenwood of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Greenwood, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect or continue the Trust's interest in the Receivables.
          (f) The Principal Receivables conveyed by Greenwood to the Trust under the Pooling and Servicing Agreement had an aggregate outstanding balance determined as of the date stated in the Terms Agreement of not less than the amount set forth in the Terms Agreement; and
          (g) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939,

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as amended (the "Trust Indenture Act"), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").
     2. Subject to the terms and conditions herein set forth, Greenwood agrees to cause to be issued and sold to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Greenwood, at the purchase price specified in the Terms Agreement, the principal amount of Securities set forth in the Terms Agreement.
     3. (a) From time to time, after the Registration Statement becomes effective, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
          (b) Each Underwriter severally represents and agrees that it will not offer or sell or deliver any of the Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and without limiting the foregoing, each Underwriter severally represents and agrees that (i) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on; (iii) if it is an authorized person under Chapter III of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1995) to any person in the United Kingdom the scheme described in the Prospectus Supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulation 1995; and (iv) it is a person of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995.
          (c) Each Underwriter, severally, represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the Securities, transfer, deposit or otherwise convey any Securities into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Securities without the prior written consent of Greenwood.
     4. Securities to be purchased by each Underwriter hereunder and under the Terms Agreement shall be delivered by or on behalf of Greenwood to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof in immediately available funds. Unless otherwise specified in the Terms Agreement, such delivery shall occur at the office of Latham & Watkins, Chicago, Illinois or such other place as you and Greenwood may agree upon in writing. The time and date of such delivery shall be set forth in the Terms Agreement or at such other time and date as you and Greenwood may agree upon in writing, such time and date being herein called the "Time of Delivery." Unless otherwise specified in the Terms Agreement, the Securities shall be represented by definitive certificates, registered in the name of Cede & Co., as nominee for The Depository Trust Company. Such definitive certificates will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of the Trustee, 410 N. Michigan Avenue, Suite 370, Chicago, Illinois 60611.

     5.   Greenwood agrees with each of the Underwriters:

          (a) Immediately following the execution of each Terms Agreement, Greenwood will prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Securities are to be purchased by the Underwriters from Greenwood, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and allowances, if any, and such other information as Greenwood deems appropriate in connection with the offering of such Securities, and Greenwood will not make any further amendment or any supplement to the Registration Statement or Prospectus without first having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review the same; to advise you promptly after it receives notice of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith Greenwood shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and if at any time the delivery of a Prospectus is required by law in connection with the offering or sale of the Securities, and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and to prepare and furnish without charge to each Underwriter and to any dealer in the Securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a Prospectus in connection with sales of any Securities at any time nine months or more after the effective date of the Registration Statement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To cause the Trust to make generally available to holders of the Securities, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (ninety days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement;
          (e) To pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Securities under state securities laws (including reasonable fees of counsel to the Underwriters in connection with such qualifications and in connection with legal investment surveys) and the cost of printing this Agreement and any blue sky and legal investment memoranda.
     Greenwood agrees with each of the Underwriters during the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, of which termination you agree to give Greenwood prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of Greenwood or any other affiliate thereof or any other trust for which Greenwood or any other affiliate thereof is depositor, which represent participation interests in Discover Card receivables, without your prior written consent, which consent shall not be unreasonably withheld.
     6. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Greenwood herein are, at and as of the Time of Delivery, true and correct, the condition that Greenwood shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) All actions required to be taken and all filings required to be made by Greenwood under the Act prior to the Time of Delivery for the Securities shall have been duly taken or made; and prior to the applicable Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Commission's satisfaction.
          (b) All corporate proceedings and related matters in connection with the organization of Greenwood, the validity of the Pooling and Servicing Agreement and the registration, authorization, issue, sale and delivery of the Securities shall have been satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b).
          (c) Counsel to Greenwood (which for purposes of the opinions described in clauses (i)-(iii) and the opinions as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the due authorization, execution, issuance and delivery of the Securities in clause
(iv) may be in-house counsel to Greenwood) shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you in your reasonable judgment, to the effect that:
     (i) Greenwood is validly existing as a banking corporation in good standing under the laws of the State of Delaware;
     (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered on the part of Greenwood;
     (iii) The compliance by Greenwood with all of the provisions of this Agreement, the Terms Agreement and the Pooling and Servicing Agreement will not conflict with or result in any breach which would constitute a material default under, or, except to the extent contemplated in the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Greenwood or any affiliates thereof, material to Greenwood and its affiliates (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Greenwood, NOVUS or DWDC is a party or by which Greenwood, NOVUS or DWDC may be bound or to which any of the property or assets of Greenwood, NOVUS or DWDC, material to Greenwood and its affiliates (whether or not consolidated) considered as a whole, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of Greenwood, or to the best knowledge of such counsel, any statute or any order, rule or regulation applicable to Greenwood of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Greenwood other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each of such acts and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other state laws relating to the perfection of security interests; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect or continue the Trust's interest in the Receivables;
     (iv) The Pooling and Servicing Agreement has been duly authorized, executed and delivered on the part of Greenwood and as to Greenwood is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles; the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act; the Trust is not required to be registered under the Investment Company Act; and the Securities have been duly authorized and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Trust in accordance with their terms, entitled to the benefits of the Pooling and Servicing Agreement, except as the foregoing may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles; and
     (v) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by Greenwood prior to the Time of Delivery (other than financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.
     In rendering such opinion, counsel may rely to the extent they deem appropriate upon certificates of officers or other executives of Greenwood and their affiliates and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that nothing has come to their attention which has caused them to believe that the Registration Statement as of its effective date or the Prospectus as of the date thereof and as of the applicable Time of Delivery (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
          (d) At the Time of Delivery, Deloitte & Touche shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you;
          (e) (i) Greenwood and its affiliates (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of the Terms Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Greenwood or any material adverse change in the general affairs, financial position, shareholders' equity or results of operations of Greenwood and its affiliates (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause
(i) or (ii), in your judgment renders it inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;
          (f) Subsequent to the date of the Terms Agreement none of (i) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities, or (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established by such Exchange, any of which events, in your judgment, renders it inadvisable to proceed with the public offering or the delivery of the Securities;
          (g) At or prior to the Time of Delivery, the Certificates shall be assigned the ratings by Moody's Investors

Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of McGraw Hill Inc. ("Standard & Poor's") set forth in the Terms Agreement;
          (h) Greenwood shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations and warranties of Greenwood herein and as to the performance by Greenwood of all its obligations hereunder to be performed at or prior to the Time of Delivery and Greenwood shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 6.
          (i) The Underwriters shall be entitled to rely on the opinions of an outside counsel acceptable to the Underwriters as special counsel to Greenwood as delivered to Moody's and Standard & Poor's in connection with the rating of the Securities.
     7. (a) Greenwood will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto furnished by Greenwood, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that Greenwood shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Greenwood by any Underwriter through you expressly for use therein; and provided, further, that Greenwood shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus or the Prospectus, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if Greenwood had previously furnished copies thereof to such Underwriter.
          (b) Each Underwriter will indemnify and hold harmless Greenwood against any losses, claims, damages or liabilities to which Greenwood may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus, or any amendment or supplement thereto) necessary to make the statements therein not misleading or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to Greenwood by such Underwriter through you expressly for use therein; and will reimburse Greenwood for any legal or other expenses reasonably incurred by Greenwood in connection with investigating or defending any such action or claim.
          (c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by

Greenwood on the one hand and the Underwriters on the other from the offering of the Securities and also the relative fault of Greenwood on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Greenwood on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Greenwood bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Greenwood on the one hand and the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of Greenwood on the one hand and the Underwriters, directly or through you, on the other hand. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus result from the fact that such Underwriter sold the Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if Greenwood had previously furnished copies thereof to such Underwriter. Greenwood and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subdivision
(d) were determined by per capita allocation among the indemnifying parties (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subdivision (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of Greenwood under this Section 7 shall be in addition to any liability which Greenwood may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Greenwood and to each person, if any, who controls Greenwood within the meaning of the Act.
     8. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder and under the Terms Agreement, you may in your discretion arrange for yourselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then Greenwood shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify Greenwood that you have so arranged for the purchase of such Securities, or Greenwood notifies you that it has so arranged for the purchase of such Securities, you or Greenwood shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and Greenwood agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Greenwood as provided in subdivision (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then Greenwood shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Securities which such Underwriter agreed to purchase hereunder and under the Terms

Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and Greenwood as provided in subdivision (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in subdivision (b) above, or if Greenwood shall not exercise the right described in subdivision
(b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to the Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Greenwood, except for the expenses to be borne by Greenwood as provided in Section 5(e) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     9. The respective indemnities, agreements, represen- tations, warranties and other statements of Greenwood and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or Greenwood or any officer or director or controlling person of Greenwood, and shall survive delivery of and payment for the Securities. Anything herein to the contrary notwithstanding, the indemnity agreement of Greenwood in subdivisions
(a) and (e) of Section 7 hereof, the representations and warranties in subdivisions (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus as amended or supplemented contained in any certificate furnished by Greenwood pursuant to subdivision (i) of Section 6 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by Greenwood of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of an Underwriter or a controlling person of an Underwriter if a director, officer or controlling person of Greenwood when the Registration Statement becomes effective or a person who, with his consent, is named in the Registration Statement as being about to become a director of Greenwood, is a controlling person of such Underwriter, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for Greenwood the matter has been settled by controlling precedent, Greenwood will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     10. If the Terms Agreement shall be terminated pursuant to Section 8 hereof, Greenwood shall not then be under any liability to any Underwriter with respect to the Securities subject to such Terms Agreement except as provided in
Section 5(e) and Section 7 hereof; but, if for any other reason the Securities are not delivered by or on behalf of Greenwood as provided herein, Greenwood will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but Greenwood shall not then be under any further liability to any Underwriter with respect to the Securities except as provided in Section 5(e) and Section 7 hereof.
     11. In all dealings hereunder, you shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you, or by Dean Witter Reynolds Inc. on behalf of you.
     All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to you jointly in care of Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048, Attention: Registration Department and if to Greenwood shall be sufficient in all respects if delivered or sent by registered mail to Greenwood at 12 Read's Way, New Castle, Delaware 19720,
Attention: Secretary.
     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Greenwood and, to the extent provided in Section 7 and
Section 9 hereof, the officers and directors of Greenwood and each person who controls Greenwood or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     13.  Time shall be of the essence of this Agreement.
     14. This Agreement shall be construed in accordance with the laws of the State of New York. "Business day" as used herein shall mean any day when the Commission's office in Washington, D.C. is normally open for business.
     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and Greenwood.

Very truly yours,

GREENWOOD TRUST COMPANY


                              By:___________________________



Accepted as of the date hereof:

DEAN WITTER REYNOLDS INC.





By:_____________________________

                          DISCOVER CARD MASTER TRUST I


                     CREDIT CARD PASS-THROUGH CERTIFICATES


                                TERMS AGREEMENT


                           Dated: ____________, 199___

To: Greenwood Trust Company, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:  Underwriting Agreement ______________, 199___

Title:     Discover  Card Master Trust I, Series 199__-__,  Credit Card
     Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $______________

Series and Class Designation Schedule: Discover Card Master Trust I, Series 199__-__ $____________ [Floating Rate] [____%] Class A Credit Card Pass-Through Certificates

Discover Card Master Trust I, Series 199__-__ $ [Floating Rate] [____%] Class B Credit Card Pass-Through Certificates

Series Cut-Off Date: _______________, 199___

Certificate Rating:    Moody's Investors      Standard & Poor's
                          Service, Inc.        Ratings Services

Class A                       Aaa                     AAA
Class B                      [___]                   [___]

Aggregate outstanding balance of Principal Receivables as of _________, 199__:
$_________.


Date of Series Supplement: _______________, 199__.

Certificate  Rate:  Class A: ___________ per annum; and  Class  B:
___________ per annum

Terms of Sale: The purchase price for the Certificates to the Underwriters will be _______% of the aggregate principal amount of the Class A Certificates and ________% of the aggregate principal amount of the Class B Certificates as of_____________________, 199__.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on_____________, 199__, or
                at such other time as may be  agreed upon in writing.

          Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 199__ - __ Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                   Very truly yours,

                                   DEAN WITTER REYNOLDS INC.





                                   By: Dean Witter Reynolds Inc.


                                   By:__________________________

Accepted:

GREENWOOD TRUST COMPANY



By:__________________________






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